Winner Medical Group Inc. to Present at
the Rodman & Renshaw Annual Global Investment Conference
on September 13 at 3:40 pm ET

SHENZHEN, China, September 8, 2010 /PRNewswire-Asia/ -- Winner Medical Group Inc. (NASDAQ: WWIN; "Winner Medical"), a leading manufacturer of medical dressings, medical disposables and non-woven PurCotton(R) materials for the medical and consumer products industries in China, today announced that it will present at the Rodman & Renshaw Annual Global Investment Conference, to be held September 12-15, 2010, at the New York Palace Hotel in New York City.

Xiuyuan Fang, Chief Financial Officer, and Peng Zhai, Manager of Investor Relations, will present on behalf of the company on Monday, September 13, 2010, at 3:40 pm ET. The Company management will also participate in one-on-one meetings with analysts and investors. The presentation will be webcast live and a replay will be archived on the company's investor relations web site at http://ir.winnermedical.com.

About Winner Medical

Winner Medical is a leading manufacturer and the largest exporter by volume in the medical dressing industry in China. Headquartered in Shenzhen, the Company has eight wholly owned operating subsidiaries and four joint ventures with over 5,000 employees. The Company engages in the manufacturing, sale, research and development of medical care products, wound care products, home care products and PurCotton(R) products, a non-woven fabric made from 100% natural cotton. The products are sold worldwide, with Europe, the United States, China and Japan serving as the top four markets. The Company currently holds more than sixty patents and patent applications for various products and manufacturing processes and is one of the few Chinese companies licensed by the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the United States market. To learn more about Winner Medical, please visit Winner Medical's web site at: http://ir.winnermedical.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company:
Peng Zhai
Investor Relations Manager
Winner Medical Group Inc.
Tel:	+86-755-2806-6858
+86-755-2813-8888 (x691)
Email: investors@winnermedical.com

Investors:
Scott Powell
HC International, Inc.
Tel:   +1-917-721-9480
Email: scott.powell@hcinternational.net
Web:   http://www.hcinternational.net